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                                                                    Exhibit 10.1


                                  AMENDMENT TO
                              MANAGEMENT AGREEMENT

         THIS AMENDMENT TO MANAGEMENT AGREEMENT (this "Amendment") is dated as of the 1st day of January, 1999, by and between CareMatrix of Massachusetts, Inc., a Delaware corporation, with its principal place of business at 197 First Avenue, Needham, Massachusetts 02494 (the "Manager"), and CCC of New Jersey, Inc., a Delaware corporation, or its designee or assignee, with its principal place of business at 197 First Avenue, Needham, Massachusetts 02494 (the "Owner"), and amends that certain Management Agreement dated as of January 1, 1998 between the Manager and the Owner, as the same may have been previously amended to date.

         WHEREAS, the Owner is the operator of a 100 bed assisted/independent living facility located in Park Ridge, New Jersey (the "Facility");

         WHEREAS, the Owner determined that the hiring of a management company to provide day-to-day management of the Facility is necessary for the efficient operation of the Facility;

         WHEREAS, the Owner and the Manager are parties to a certain Management Agreement dated as of January 1, 1998 with respect the management of the Facility (as previously amended to date, the "Original Agreement");

         WHEREAS, the Owner and the Manager desire to amend the Original Agreement, as more particularly set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Section 2.1 of the Original Agreement is hereby deleted in its entirety, and replaced with the following:

                  "2.1 EMPLOYEES. The Manager shall recruit, evaluate, select, and hire a qualified and properly licensed Executive Director who shall be responsible for the functional operation of the Facility and supervision of personnel at the Facility on a day-to-day basis, as well as all resident assistance, custodial, food service, cleaning, maintenance, secretarial and bookkeeping personnel for the day-to-day operations of the Facility. Prior to the Conversion Date (hereinafter defined) all personnel, including, without limitation, the Executive Director, shall be employees of the Owner, and the Owner shall retain full responsibility for payment of wages, salaries and other compensation and benefits for the Executive Director and such other personnel. Effective as of the Conversion Date, all such personnel, including, without limitation, the Executive Director, shall be employees of the Manager, and the Manager shall have full responsibility for payment of wages, salaries and other compensation and benefits of the Executive Director and such other personnel. The Manager shall, subject to approval by the Owner, establish necessary and desirable personnel policies and procedures, wage structures and staff schedules. The Manager, subject to approval by Owner, shall have authority to hire, discipline, promote and discharge employees of the Owner




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         who participate in the day-to-day operation and administration of the
         Facility. Both the Manager and the Owner must approve the hiring and/or firing of the Executive Director, Assistant Administrator and the Director of Resident Services, which approval shall not be unreasonably withheld or delayed. The Manager shall: (a) maintain or cause to be maintained payroll records and prepare weekly and monthly payrolls, withholding taxes and Social Security taxes; (b) prepare and submit all required state and federal tax or benefit returns required with respect to employees, including, without limitation, the returns required by FICA, FUTA and all applicable unemployment compensation laws; (c) maintain in force all required levels of workers' compensation insurance; and (d) prepare and submit to the Owner any certificates of payroll expenses as may be reasonably requested. Prior to the Conversion Date, the Manager shall not be liable to any employee of the Facility for wages, salaries and other compensation and benefits, or to the Owner, unless the Manager was specifically required to obtain the approval of the Owner before committing to a salary or benefit and such approval was not obtained. The Manager shall not be liable to the Owner or others for any action or omission on the part of any employee of the Owner of the Facility, unless the employee was acting under the express direction of the Manager or unless such employee was following an express policy or procedure of the Manager and such direction, policy or procedure is subsequently determined to be the result of gross negligence. The Manager shall provide the Owner with quarterly reports of all hiring, disciplinary actions, promotions and firings at the Facility for the month."

         2. Subsection 2.5(c) of the Original Agreement is hereby deleted in its entirety, and replaced with the following:

                  "(c) such other and further reports or calculations as may be required under any financing terms in accordance with the deadlines set forth in any financing agreements executed in connection with any Facility Financing (hereinafter defined) (any such financing agreement or agreements are collectively referred to herein as a "Financing Agreement")."

         3. Section 3 of the Original Agreement is hereby deleted in its entirety, and replaced with the following:

                  "3. MANAGEMENT FEE. (a) As compensation for the services to be rendered by the Manager during the Term (as hereinafter defined), the Manager shall pay itself, at its principal office as set forth above (or at such other place as the Manager may from time to time designate in writing), and at the times hereinafter specified, a monthly base management fee (the "Base Management Fee") (i) for the period commencing on the beginning of the Term and continuing until the date (the "Conversion Date") which is the earlier of (x) the second anniversary of the date on which the Facility received its certificate of occupancy permitting operation of the Facility for its intended purpose, or (y) such date as is designated by the Manager in its sole discretion, equal to the greater of (I) Ten Thousand Dollars ($10,000) Dollars per month, or (II) five percent (5%) of Net Revenues




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         (as hereinafter defined), and (i) for the period commencing on the
         Conversion Date and continuing through the remainder of the Term, equal to the sum of (x) all Facility Expenses (hereinafter defined), and (y) the greater of (I) Ten Thousand Dollars ($10,000) per month, or (II) five percent (5%) of Net Revenues. In addition to the Base Management Fee, as additional compensation for the services to be rendered by the Manager during the Term, the Manager shall pay itself, at its principal office as set forth above (or at such other place as the Manager may from time to time designate in writing), and at the times hereinafter specified, a monthly incentive management fee (the "Incentive Management Fee") equal to eighty five percent (85%) of Net Cash Flow (as hereinafter defined). The Base Management Fee and the Incentive Management Fee are collectively referred to herein as the "Management Fee".

                  (b) All Management Fees will be paid in arrears and shall be due and payable on or before the 15th day of each month following the month in which services were rendered. The Manager hereby acknowledges and agrees that any and all Management Fees due hereunder shall be subordinate to any Facility Financing, as well as to any preferred returns to equity investors of the Owner. The Owner hereby represents and warrants that as of the date hereof, there exists no Facility Financing except that certain $15,187,681 mortgage loan by Meditrust Mortgage Investments, Inc., and that there are no preferred returns payable to equity investors of the Owner. The Owner hereby covenants and agrees with the Manager that at no time during the Term of this Agreement shall (i) the total Facility Financing exceed the sum of (x) all costs incurred by the Owner in connection with the acquisition, development, construction and fill-up of the Facility, plus (y) all costs incurred by the Owner in connection with any capital improvements to the Facility, and (ii) the preferred returns payable to equity investors of the Owner be increased beyond those set forth herein.

                  (c) "Net Revenues" as used herein shall mean Gross Revenues (defined below) less contractual adjustments for uncollectible accounts.

                  "Gross Revenues" as used herein shall mean and include all revenues received or receivable from or by reason of the operation of the Facility, including, without limitation, all revenue of the Facility for or on account of any and all goods provided and services rendered or activities during the period from the date of this Agreement and thereafter, the gross dollar amount of all such billings by the Facility to or on behalf of residents directly or indirectly connected with the Facility or the provision of all such goods and services.

                  "Facility Expenses" as used herein shall mean and include all personnel and other expenses incurred in connection with the operation of the Facility, including, without limitation, all expenses described in Section 4 below, but specifically excluding any Management Fees and all Facility Financing.

                  "Net Cash Flow" as used herein shall mean the excess of (i) all Net Revenue, over (ii) the sum of (x) all Facility Expenses, (y) all Base Management Fees, and (z) all Facility Financing."

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         4. Section 4 of the Original Agreement is hereby deleted in its entirety, and replaced with the following:

         "4. EXPENSES.

                  4.1 MANAGER EXPENSES. The Manager shall bear the following expenses incurred by it in the management of the business and properties of the Facility:

                           (a) Salary and expenses (including, without limitation, payroll taxes, costs of employee benefit plans, travel, insurance, and fidelity bonds) of all personnel employed by the Manager to carry out all responsibilities detailed above.

                           (b) Salary and expenses (including, without limitation, payroll taxes, cost of employee benefit plans, travel, insurance and fidelity bonds) of all of the Manager's home office personnel and overhead.

                           (c) From and after the Conversion Date, all expenses described in Section 4.2 below, but specifically excluding any Management Fees and all Facility Financing.

                      4.2 OWNER EXPENSES. Except as otherwise expressly provided in this Agreement, the Owner shall bear all of the expenses of operating and financing the Facility and rendering resident services not expressly assumed by the Manager, including without limitation, the following:

                           (a) Fees and expenses of independent professional persons expressly retained by the Owner, or retained by the Manager for the account of the Owner with the prior permission of the Owner, for any purpose; salary, other compensation or benefits and expenses of all staff employed at the Facility by the Owner, including, without limitation, all administrative, medical, resident assistance and other health care personnel and the Executive Director; custodial, food service, cleaning, maintenance, operational, secretarial and bookkeeping personnel employed to administer the day-to-day operations of the Facility and to perform health care and related services in the day-to-day operations of the Facility's business.

                           (b) Principal, interest and discounts on indebtedness incurred or assumed by the Owner with respect to the acquisition, development, construction, and fill-up of Facility ("Facility Financing").

                           (c) Taxes, imposts, levies or other charges on the existence, operation, receipts, income or property of the Owner, provided, however, that all interest and penalties incurred as a result of the Manager's failure to timely file all returns which the Manager is required to file pursuant to this Agreement, or to make timely payment of all taxes, levies, imposts, or other charges, to the extent


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         that sufficient funds were available to the Manager as of the date such payments were due, shall be the responsibility of the Manager.

                           (d) Medical supplies and equipment, food, fuel, kitchen and food service equipment, linens, beds, furniture, clothing and all other supplies and equipment used in supplying services to residents.

                           (e) Expenses connected directly or indirectly with the design, acquisition, disposition or ownership of real and personal property devoted, used, or consumed in the business of the Facility, including, without limitation, purchase and/or construction of the land and buildings used for such purpose, maintenance, repair and improvement of property, all real estate and personal property taxes assessed, premiums for property and liability insurance on property owned by the Owner, brokerage commissions, and fees and expenses of consultants, managers, or agents retained directly by the Owner.

                           (f) The Management Fee.

                           (g) Legal fees and related expenses pertaining to the Facility, and any other litigation or proceedings to which the Owner is a party. However, such fees shall not include those fees resulting from or arising out of the gross negligence by the Manager and the Owner shall provide such necessary funds to the Manager within 10 days after receipt of such notice.

         In the event that there are insufficient funds available to the Manager to pay expenses which the Manager is authorized to incur and pay hereunder, including, without limitation, any taxes to be paid on behalf of the Owner by the Manager, the Manager shall promptly notify the Owner of the amount necessary to cure and the reason for such deficit and the Owner shall provide such necessary funds to the Manager within 10 days after receipt of such notice."

         5. Section 7.1 of the Original Agreement is hereby deleted in its entirety, and replaced with the following:

                  "7.1 TERM. (a) This Agreement shall continue for a term (as the same may be extended, the "Term") commencing on the date which is 12 months prior to the anticipated date (as mutually agreed to by the Owner and the Manager) for the opening of the Facility and continuing for a period of 15 years after the date on which the Facility receives its certificate of occupancy permitting the operation of the Facility for its intended use. The Owner and Manager agree to execute a certificate setting forth the date on which the Term commences promptly after such opening.

                           (b) On the conditions that (i) the Manager is not in default of its obligations hereunder beyond any applicable notice, cure or grace period at the time of exercise, and (ii) the Facility has had positive cash flow for each of the three years prior to the commencement of the Extension Exercise Period (hereinafter defined), the Manager shall have the option (each, an "Extension



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         Option") to extend the Term for three additional periods of five years each on the same terms and conditions as set forth in this Agreement. Each Extension Option shall be exercised in writing by the Manager to the Owner during the six month period (the "Extension Exercise Period") commencing on the first day of the then last year of the Term."

         6. Sections 13 and 14 of the Original Agreement are hereby deleted in their entirety, and replaced with the following:

                  "13. ASSIGNMENT; SUCCESSORS. Neither the Owner nor the Manager will assign its interests in this Agreement, without the prior written consent of the other; provided that (a) the Manager may assign (i) its interests hereunder to an affiliate, and (ii) its Management Fees to a lender as security for any financing arrangement of Manager, and (b) the Owner may assign its interests hereunder to a lender as security with respect to any Financing Agreement. Subject to the foreoging, this Agreement shall be binding upon and inure to the benefit of the parties and to their respective successors and assigns.

                  14. OWNER'S PURCHASE RIGHTS. In the event the Owner is not the fee title holder to the Facility, or the land on which the Facility is located, the Manager shall have the right to assume from the Owner any option to purchase, right of first offer or right of first refusal which the Owner may hold with respect to the Facility or the land on which the Facility is located."

         7. Section 16 of the Original Agreement is hereby deleted in its entirety, and replaced with the following:

                  "16. NOTICES. Any notice, demand, consent, or other written instrument to be given or received under this Agreement ("Notice") required or permitted to be given shall be in writing signed by the party giving such Notice and/or consent and shall be hand delivered, sent by nationally recognized overnight carrier or sent, postage prepaid, by Certified or Registered Mail, Return Receipt Requested, to the other party at the addresses listed below:

         As to Manager:                 CareMatrix of Massachusetts, Inc.
                                        197 First Avenue
                                        Needham, Massachusetts 02494
                                        Attention: Chief Executive Officer

              cc:                       CareMatrix of Massachusetts, Inc.
                                        197 First Avenue
                                        Needham, Massachusetts 02494
                                        Attention:  General Counsel

         As to Owner:                   CCC of New Jersey, Inc.
                                        197 First Avenue
                                        Needham, Massachusetts 02494
                                        Attention:  President

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         Any party shall have the right to change the place to which such notice shall be sent or delivered by similar notice sent in like manner to all other parties hereto. All notices sent by certified mail or are hand delivered shall be deemed received upon delivery or when delivery is refused to the office or address of the addressee."

         8. Except as modified by this Amendment, the terms and conditions set forth in the Original Agreement shall remain unchanged and in full force and effect.



                         [signatures on following page]
                [remainder of this page intentionally left blank]


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         IN WITNESS WHEREOF, the parties have executed this Amendment, or caused it to be executed by their respective duly authorized representatives, as an instrument under seal as of the date first set forth above.


WITNESS:                          CAREMATRIX OF MASSACHUSETTS, INC.


By:  /s/ Elizabeth Derrico         By: /s/ David B. Currie
     -----------------------          -----------------------------
       Name: Elizabeth Derrico        Name: David B. Currie
                                      Title: Vice President

WITNESS:                          CCC OF NEW JERSEY, INC.



By:  /s/ Elizabeth Derrico        By: /s/ David B. Currie
     -----------------------          -----------------------------
       Name: Elizabeth Derrico            Name: David B. Currie
                                          Title: Vice President